Exhibit 10.3

EXECUTION VERSION

FIRST AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT

FIRST AMENDMENT (this “Agreement”) dated as of April 29, 2024, among CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC. (the “CSSE Borrower”), REDBOX AUTOMATED RETAIL, LLC (the “Redbox Borrower”, and together with the CSSE Borrower, individually, a “Borrower” and, collectively, the “Borrowers”), the Subsidiary Guarantors party hereto, the Lenders executing this Agreement on the signature pages hereto and HPS INVESTMENT PARTNERS, LLC, in its capacity as Administrative Agent (the “Administrative Agent”) and Collateral Agent (the “Collateral Agent” and together with the Administrative Agent, the “Agents”) under the Credit Agreement referred to below.

The Borrowers, the Lenders party thereto, the Administrative Agent and the Collateral Agent are parties to the Amended and Restated Credit Agreement, dated as of August 11, 2022 (as amended, restated, supplemented or otherwise modified by that certain Forbearance Agreement, dated as of the date hereof (the “Forbearance Agreement”), and as further amended, restated, supplemented or otherwise modified, the “Credit Agreement”).

The Borrower have requested that, in accordance with the provisions of the Credit Agreement, the Lenders make certain amendments to the Credit Agreement.

The Borrowers, the Lenders party hereto constituting the Required Lenders under the Credit Agreement and the Agents desire to amend the Credit Agreement on the terms set forth herein, and accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Agreement, terms defined in the Credit Agreement, after giving effect to this Agreement, are used herein as defined therein. This Agreement shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

Section 2. Amendments. The Credit Agreement is hereby amended, with effect from the First Amendment Effective Date (as defined below):

(a) (i) to delete the red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (ii) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked copy of the Credit Agreement attached as Annex A hereto and made a part hereof for all purposes, and

(b) to add a new Exhibit M thereto in the form of Annex B attached hereto.

Section 3. Representations and Warranties. Each Loan Party represents and warrants to each Agent and the Lenders that (a) to the best knowledge of each Loan Party, the representations and warranties set forth in Article III of the Credit Agreement, and in each of the other Loan Documents, are true and complete in all material respects on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct in all material respects as of such specific date), and as if each reference in said Article III to “this Agreement” included reference to this Agreement (it being agreed that it shall be deemed to be an Event of Default under the Credit Agreement if any of the foregoing representations and warranties shall prove to have been false in any material respect when made) and (b) no Default or Event of Default (other than the Specified Defaults (as defined in the Forbearance Agreement)) has occurred and is continuing as of the First Amendment Effective Date, in each case, immediately after giving effect to this Agreement.

Section 4. Conditions Precedent. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon satisfaction (or waiver) of the following conditions (the date of satisfaction of the following conditions, the “First Amendment Effective Date”):

(a)            Execution. The Administrative Agent shall have received counterparts of this Agreement executed by the Borrowers and Lenders party to the Credit Agreement constituting the Required Lenders.

(b)            Reporting. The Administrative Agent shall have received, in a form reasonably satisfactory to the Administrative Agent, true and complete copies of the executed term sheets for the Proposed Financings.

(c)            Forbearance Agreement. Each condition precedent set forth in the Forbearance Agreement shall have been satisfied in accordance with the terms thereof and the Forbearance Agreement shall otherwise be in full force and effect as of the date hereof.

(d)            First Amendment Effective Date Certificate. The Borrowers shall have delivered to the Administrative Agent a certificate signed by a Responsible Officer of the Borrowers certifying as to the matters specified in Section 3 above.

Section 5. [Reserved].

Section 6. No Novation or Mutual Departure. The Borrowers expressly acknowledge and agree that there has not been, and this Agreement does not constitute or establish, a novation with respect to the Credit Agreement or any other Loan Document, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the amendments contained in Section 2 hereof.

Section 7. Confirmation. Each Loan Party (a) confirms its obligations under the Security Documents, (b) confirms that its Obligations under the Credit Agreement as modified hereby are entitled to the benefits of the pledges set forth in the Security Documents, (c) confirms that its Obligations under the Credit Agreement as modified hereby constitute “Secured Obligations” and (d) agrees that the Credit Agreement as modified hereby is the Credit Agreement under and for all purposes of the Security Documents. Each party, by its execution of this Agreement, hereby confirms that the Secured Obligations shall remain in full force and effect, and such Secured Obligations shall continue to be entitled to the benefits of the grant set forth in the Security Documents. Each Guarantor (a) confirms its Guaranteed Obligations (as defined in the Subsidiary Guarantee Agreement) under the Credit Agreement, (b) confirms that the Guaranteed Obligations under the Credit Agreement as modified hereby are entitled to the benefits of the guarantee set forth in the Subsidiary Guarantee Agreement and (c) confirms that the Obligations under the Credit Agreement as modified hereby constitute “Guaranteed Obligations”. Each party, by its execution of this Agreement, hereby confirms that the Guaranteed Obligations shall remain in full force and effect.

Section 8. Miscellaneous.

(a)            This Agreement shall be limited as written and nothing herein shall be deemed to constitute an amendment of any other term, provision or condition of any of the Loan Documents in any other instance than as expressly set forth herein or prejudice any right or remedy that any Lender or any Agent may now have or may in the future have under any of the Loan Documents. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of a counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

(b)            THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

(c)            Each of the undersigned Lenders, by its execution hereof, authorizes and directs the Agents to execute and deliver this Agreement upon the satisfaction of the conditions precedent described above (which shall be conclusively evidenced by such Lender’s execution hereof).

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWERS :

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC.

By:	/s/ William J. Rouhana, Jr.
Name: William J. Rouhana, Jr.
Title: Chief Executive Officer

REDBOX AUTOMATED RETAIL, LLC

By:	/s/ William J. Rouhana, Jr.
Name: William J. Rouhana, Jr.
Title: Chief Executive Officer

GUARANTORS:

757 FILM ACQUISITION LLC
A SHARP, INC.
AT HOME WITH, LLC
BD PRODUCTIONS, LLC
CHICKEN SOUP FOR THE SOUL STUDIOS, LLC
CHICKEN SOUP FOR THE SOUL TELEVISION GROUP, LLC
CRACKLE PLUS LLC
CSS AVOD INC.
CSSESIG, LLC
DIGITAL MEDIA ENTERPRISES LLC
DIRTY POOL, LLC
GFBS2, LLC
HALCYON STUDIOS, LLC
HALCYON TELEVISION, LLC
ITBB, LLC
LANDMARK STUDIO GROUP, LLC
LGBT TALK, LLC
LOCOMOTIVE GLOBAL, INC.
LSG2020, INC.
MUTUAL AID LLC
PET CAVES, LLC
PH2017, LLC
PIVOTSHARE, INC.
POWERSLAM, LLC
RB SECOND MERGER SUB LLC
REDBOX INCENTIVES, LLC
REDWOOD INTERMEDIATE, LLC
RSHOOD2017, LLC
SAFEHAVEN 2020 INC.
SCREEN MEDIA FILMS, LLC
SCREEN MEDIA VENTURES, LLC
SMV CONTENT, LLC
THE FIXER 2018, LLC
TOFG, LLC
VRP2018, LLC
VRPTC, LLC
WEDDING PRODUCTIONS LLC

By:	/s/ William J. Rouhana, Jr.
Name: William J. Rouhana, Jr.
Title: Chief Executive Officer

AGENTS

HPS INVESTMENT PARTNERS, LLC, as Administrative Agent and Collateral Agent

By:	/s/ Daniel Wallitt
Name: Daniel Wallitt
Title: Managing Director

LENDERS

[As in final executed document]

By: HPS Investment Partners, LLC, Its Investment Manager

By:	/s/ Daniel Wallitt
Name: Daniel Wallitt
Title: Managing Director

Annex A

[attached]

[omitted here as Credit Agreement as amended is filed herewith as Exhibit 10.1

Annex B

[attached following pages]

Exhibit M to Amended and Restated Credit Agreement

Effective automatically upon satisfaction of the Prepayment Conditions contained in the Release Letter (the “Release Date”):

(a) (i)  Each Loan Party, on behalf of itself, its Subsidiaries and Affiliates (including, without limitation, William J. Rouhana, Jr. and his affiliated entities), and each of their successors, representatives, assignees and, whether or not claimed by right of, through or under any Loan Party, past, present and future employees, agents, representatives, officers, directors, members, managers, principals, affiliates, shareholders, trustees, consultants, experts, advisors, attorneys and other professionals (each, a “Borrower Releasing Party” and collectively, the “Borrower Releasing Parties”), does hereby fully, finally, and forever remise, release and discharge, and shall be deemed to have forever remised, released and discharged, the Administrative Agent and the Lenders, and the Administrative Agent’s and each Lender’s respective successors, representatives, assignees and past, present and future employees, agents, representatives, officers, directors, members, managers, principals, affiliates, shareholders, trustees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the foregoing would be liable if such persons or entities were found to be liable to any Borrower Releasing Party, or any of them (collectively hereinafter the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, defenses, rights of setoff, charges, demands, counterclaims, suits, debts, obligations, liabilities, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, any claim based on or relating to, or in any manner arising from, in whole or in part, tort, breach of contract, actual or constructive fraudulent transfer or fraudulent conveyance or voidable transaction law or similar claim, violation of local, state, or federal or non-U.S. law or breach of any duty imposed by law or in equity, including securities laws, negligence, and gross negligence, any “lender liability” or equitable subordination or recharacterization claims or defenses, including all those arising under the Bankruptcy Code or otherwise and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Lender Parties, whether held in a personal or representative capacity, and which are based on any act, circumstance, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the Release Date in any way, directly or indirectly arising out of, connected with, in respect of or relating to the Credit Agreement or any other Loan Document and the transactions contemplated thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing (each, a “Borrower Claim” and collectively, the “Borrower Claims”).

(ii)  The Administrative Agent and the Lenders, and the Administrative Agent’s and each Lender’s respective successors, representatives, assignees and past, present and future employees, agents, representatives, officers, directors, members, managers, principals, affiliates, shareholders, trustees, consultants, experts, advisors, attorneys and other professionals (each, a “Lender Releasing Party” and collectively, the “Lender Releasing Parties”, and together with the Borrower Releasing Parties, each, a “Releasing Party” and collectively, the “Releasing Parties”), does hereby fully, finally, and forever remise, release and discharge, and shall be deemed to have forever remised, released and discharged, each Loan Party, and each of their successors, representatives, assignees and, whether or not claimed by right of, through or under any Loan Party, past, present and future employees, agents, representatives, officers, directors, members, managers, principals, affiliates, shareholders, trustees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities (including, without limitation, William J. Rouhana, Jr. and his affiliated entities) to whom any of the foregoing would be liable if such persons or entities were found to be liable to any Lender Releasing Party, or any of them (collectively hereinafter the “Borrower Parties”), from any and all manner of action and actions, cause and causes of action, claims, defenses, rights of setoff, charges, demands, counterclaims, suits, debts, obligations, liabilities, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, any claim based on or relating to, or in any manner arising from, in whole or in part, tort, breach of contract, actual or constructive fraudulent transfer or fraudulent conveyance or voidable transaction law or similar claim, violation of local, state, or federal or non-U.S. law or breach of any duty imposed by law or in equity, including securities laws, negligence, and gross negligence, any equitable subordination or recharacterization claims or defenses, including all those arising under the Bankruptcy Code or otherwise and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Borrower Parties, whether held in a personal or representative capacity, and which are based on any act, circumstance, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the Release Date in any way, directly or indirectly arising out of, connected with, in respect of or relating to the Credit Agreement or any other Loan Document and the transactions contemplated thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing (each, a “Lender Claim” and collectively, the “Lender Claims”, and together with the Borrower Claims, each, a “Claim” and collectively, the “Claims”.

(iii)  Solely as it relates to the Obligations, if any payment at any time made to the Administrative Agent or any Lender on account of any amount owing under the Credit Agreement is ever avoided, rescinded, set aside or must otherwise be returned or repaid by the Administrative Agent or such Lender, whether in bankruptcy, reorganization, insolvency or similar proceedings involving any Borrower or any other Loan Party or otherwise, then such amount and the obligations and liability of the Borrowers and the Loan Parties under the Credit Agreement and the other Loan Documents shall immediately be reinstated with full force and effect, without need for any action by any Person, and shall be enforceable against the Borrowers and the other Loan Parties and their successors and assigns as if such payment had never been made.

(b)  Each of the Releasing Parties understands, acknowledges and agrees that such Releasing Party is familiar with Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Each of the Releasing Parties expressly waives and relinquishes any rights and benefits that such Releasing Party may have under Section 1542 or any other statute (whether in California, Delaware or elsewhere) or common law principle of any jurisdiction with a similar effect to the full extent that it may lawfully waive all such rights and benefits pertaining to the subject matter hereof.  In connection with such waiver and relinquishment, each Releasing Party hereby acknowledges that such Releasing Party may hereafter discover facts in addition to, or different from, those that such Releasing Party now knows or believes to exist with respect to the subject matter of this release, but it is such Releasing Party’s intention to fully, finally and forever settle and release any and all Claims, as applicable, and causes of action as set forth in this Release, known or unknown, suspected or unsuspected, which do now exist, may exist or heretofore have existed with respect to the subject matter of this release.  In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete releases notwithstanding the discovery or existence of any such additional or different claim of fact.

(c)  Each of the Releasing Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(d)  Each Releasing Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

(e)  Each Borrower Releasing Party hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Lender Party that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Lender Party on the basis of any Borrower Claim released, remised and discharged by such Borrower Releasing Party pursuant to this Release.

(f)  Each Lender Releasing Party hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Borrower Party that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Borrower Party on the basis of any Lender Claim released, remised and discharged by such Lender Releasing Party pursuant to this Release.